                                                                       Exhibit 5



                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

         KNOXVILLE OFFICE                                  MEMPHIS OFFICE
 900 SOUTH GAY STREET, SUITE 1700                    THE TOWER AT PEABODY PLACE
        KNOXVILLE, TN 37902                         100 PEABODY PLACE, SUITE 950
          (865) 521-6200                               MEMPHIS, TN 38103-2625
                                                           (901) 543-5900

                        315 DEADERICK STREET, SUITE 2700
                        NASHVILLE, TENNESSEE 37238-0002
                                 (615) 742-6200
                                www.bassberry.com



                                 April 5, 2001

AmSurg Corp.
20 Burton Hills Boulevard
Nashville, TN 37215

         Re:      Registration Statement on Form S-3 Pursuant to Rule 462(b)

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission, covering 460,000 shares (including an over-allotment option of 60,000 shares) of Class A Common Stock, no par value (the "Class A Common Stock"), of AmSurg Corp., a Tennessee corporation (the "Company"), to be offered by the Company as described in the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Class A Common Stock to be offered by the Company, when and as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.



                                    Sincerely,


                                    Bass, Berry & Sims PLC